Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 10, 2000 included in Ultralife Batteries, Inc.'s Form 10-K for the year ended June 30, 2000 and to all references to our Firm included in this registration statement.

                                             /s/ ARTHUR ANDERSEN LLP

Rochester, New York
May 15, 2001